EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

REGISTRATION STATEMENT

(Form Type)

AVIAT NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share, offered by the selling stockholder	457(c)	736,750(1)	(2)	$16,355,850.00(2)	0.00015310	$2,504.08

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$16,355,850.00(2)		$2,504.08

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$2,504.08

(1)

Represents the aggregate number of shares of common stock, par value $0.01 per share (“Common Stock”) that may be sold by the selling stockholder. Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock being registered on behalf of the selling stockholder shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction. With respect to the offering of the shares of Common Stock by the selling stockholder, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holder of such securities.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of $22.20, which is the average of the high and low sale prices of our Common Stock on June 6, 2025, as reported on The Nasdaq Global Market, which date is within five business days prior to filing this registration statement.